UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2011

(Exact name of registrant as specified in charter)
001-11302
(Commission File Number)

OHIO (State or other jurisdiction of incorporation)	34-6542451 (I.R.S. Employer Identification No.)
127 Public Square
Cleveland, Ohio 44114-1306
(Address of principal executive offices and zip code)
(216) 689-3000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On March 25, 2011, KeyCorp announced that Beth Mooney, who will become Chief Executive Officer on May 1, 2011, had asked KeyCorp’s current Chief Executive Officer, Henry Meyer, to remain as a non-executive employee of KeyCorp for up to one additional year to help facilitate the transition of important industry and community relationships. Mr. Meyer will be neither a corporate officer nor a member of the KeyCorp board of directors.
The letter agreement entered into between Mr. Meyer and KeyCorp concerning these arrangements (the “Letter Agreement”) provides that during the period in which he serves as a non-executive employee of KeyCorp, Mr. Meyer will be paid an annualized salary of $240,000 with no equity components, and will be eligible to participate in Key’s various employee benefit plans, including the continued vesting of outstanding equity awards. Mr. Meyer will not begin receiving payments from Key’s pension or other retirement plans while he serves as an employee during this special assignment.
As part of Mr. Meyer’s employment arrangement, all of Key’s obligations under Mr. Meyer’s employment agreement will terminate effective May 1, 2011 other than the provisions outlined in Sections 11, 12, 14, and 15 of the agreement, and Mr. Meyer will continue to remain subject to the non-compete requirements outlined in Section 10.1 and Section 10.3 of the agreement.
Mr. Meyer’s employment arrangement provides that when KeyCorp repays its TARP obligations, if the Board subsequently adopts any long-term equity compensation program, Mr. Meyer will not be eligible to participate in such program. Mr. Meyer will be eligible to be considered by the Compensation & Organization Committee for a cash incentive compensation award based on both his performance and the performance of KeyCorp (determined and/or adjusted to take into account the portion of the 2011 year during which Key is subject to the restrictions on compensation under TARP.) Any cash incentive compensation award payable to Mr. Meyer would be determined after the end of 2011, but would not exceed $500,000. In addition, the exercise period for options granted to Mr. Meyer with an effective date of June 12, 2009 and expiration date of June 12, 2019 will be shortened to expire on April 30, 2015.
The description of the Letter Agreement set forth in this report is qualified in its entirety by reference to the actual terms of the Letter Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference. The press release issued by KeyCorp announcing Mr. Meyer’s non-executive role is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.
10.1	Letter Agreement between Henry L. Meyer and KeyCorp dated March 24, 2011.

99.1.	Press Release dated March 25, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYCORP (Registrant)
Date: March 25, 2011	By:	/s/ Paul N. Harris
Paul N. Harris
Executive Vice President, General Counsel and Secretary